Exhibit 99.1

PRESS RELEASE

ON Semiconductor Updates Impact of Thailand Flood

PHOENIX, Ariz. – Oct. 19, 2011 – ON Semiconductor Corporation (Nasdaq: ONNN) today provided an update of the impact to its business due to continued flooding in Thailand. The company has confirmed that there remain no on-site injuries to ON Semiconductor employees in Thailand as a result of the flooding.

“Our sympathy and concern goes out to our employees, their families and the people of Thailand who have been impacted from the recent flooding,” said Keith Jackson, ON Semiconductor president and CEO.

The company believes that its SANYO Semiconductor division’s Thailand operations, including buildings and equipment, located at the Rojana Industrial Park in Ayutthaya, Thailand have been severely damaged by the flood. Operations at this location remain suspended. The company has not yet been able to enter its site and buildings and is uncertain as to when it will be able to gain access, due to the extensive flooding. Based on currently available information and given the extent of the potential damage, the company believes it will be unable to re-start probe, assembly and test operations at the Rojana Industrial Park for an indefinite period. The future of this site will be evaluated once the company is able to gain access to its facility.

The company occupies approximately 160,000 square feet of production space and employs approximately 2,000 people, which includes approximately 350 contractors, at its SANYO Semiconductor Rojana Industrial Park, Thailand, operations.

The company is working on options to meet its customers’ production needs by shifting production to other facilities within and outside its global ON Semiconductor manufacturing network. Certain products will be sourced from alternative assembly and test locations beginning in the fourth quarter of 2011, while more complex production transfers may take multiple quarters to be restored to full production capacity.

The company’s latest estimate is that operations located in the Rojana Industrial Park produced approximately 10 to 12 percent of ON Semiconductor’s total worldwide output as measured by revenues of $905.8 million for the second quarter of 2011.

Based on the company’s current assessment of the situation, it believes the flood will negatively impact revenues and earnings for a minimum of three to four quarters beginning in the fourth quarter of 2011. We currently estimate the negative impact to revenues directly related to the flooding of our Thailand manufacturing facilities, including the Bang Pa In facility referenced below, is estimated to be approximately $40 million to $60 million per quarter of lost revenue over this same three to four quarter period. While the company has insurance related to its operations at the Rojana Industrial Park, it currently believes the damage from the flood will exceed the $50 million of potential proceeds it could receive from insurance claims related to its operations at the Rojana Industrial Park.

ON Semiconductor Updates Impact of Thailand Flood

The company currently anticipates an impairment charge in the fourth quarter of 2011 of approximately $50 million to $65 million associated with the assets located at its Rojana Industrial Park facility including inventory, fixed assets and other assets.

ON Semiconductor also has operations located in an industrial park in Bang Pa In, Thailand, which were previously unaffected by the flood. This facility has recently been flooded. As a result, we have now suspended operations and the Thai government has ordered an evacuation of this industrial park. While the company’s equipment is located on the second floor and third floors, it has been unable to assess the potential damage to its equipment, inventory and production at this site. The preceding is included in the estimated negative impact to revenues directly related to the flooding of our Thailand manufacturing facilities.

The company occupies approximately 8,000 square feet of production space at its Bang Pa In operations and employs approximately 150 people at this site.

In addition to the impacts described above, the company also expects to incur incremental expenses associated with the flood and restoration of production capabilities. ON Semiconductor plans to describe the financial impact of the flood in further detail during its third quarter 2011 earnings call in the first week of November.

As the company deems appropriate, it will post updates on our website at www.onsemi.com/news and communicate with our various stakeholders as new information becomes available.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, silicon solutions for energy efficient electronics. The company’s broad portfolio of power and signal management, logic, discrete and custom devices helps customers effectively solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

ON Semiconductor Updates Impact of Thailand Flood

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor Corporation and its consolidated subsidiaries (e.g., possible revenue loss and timing, anticipated impairment charge, expected restoration of production capabilities and timing, and similar statements associated with the recent flooding in Thailand). These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on information available to us as of the date of this release, including our current expectations, forecasts and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are the uncertainty surrounding the ongoing impact of the flood in Thailand, including supply chain uncertainty, availability of raw materials, electricity, gas and water, availability of finished goods inventory, the level of damage to the buildings and equipment, our ability to reopen the facilities, the length of down-time for operations, labor costs, our ability to effectively shift production to other facilities in order to maintain supply continuity for our customers, the timing of events could differ materially from those anticipated, uncertainties as to the impairment and other costs and charges including the potential for unanticipated charges not currently contemplated; our revenues and operating performance; poor economic conditions and markets (including current credit and financial conditions); effects of exchange rate fluctuations; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; enforcement and protection of our intellectual property rights and related risks; outside of Thailand, the availability of raw materials, electricity, gas, water and other supply chain uncertainties and our ability to effectively shift production to other facilities in order to maintain supply continuity for our customers; variable demand and the aggressive pricing environment for semiconductor products; our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products; competitors’ actions, including the adverse impact of competitive product announcements; pricing and gross profit pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses and realization of cost savings from restructurings and synergies; significant litigation; risks associated with decisions to expend cash reserves for various uses such as debt prepayment or acquisitions rather than to retain such cash for future needs; risks associated with acquisitions and dispositions (including from integrating and consolidating, and timely filing financial information with the Securities and Exchange Commission for, recently acquired businesses, such as SANYO Semiconductor, and difficulties encountered in accurately predicting the future financial performance of recently acquired businesses, such as SANYO Semiconductor); risks associated with our substantial leverage and restrictive covenants in our debt agreements from time to time; risks associated with our worldwide operations including foreign employment and labor matters associated with unions and collective bargaining arrangements as well as man-made and/or natural disasters such as the flooding in Thailand or the Japan earthquake and tsunami affecting our operations and finances/financials; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks related to new legal requirements and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K for the period ended December 31, 2010, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the Securities and Exchange Commission. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and investors could lose all or part of their investment. Readers are cautioned not to place undue reliance on forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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Contacts

Anne Spitza	Ken Rizvi
Corporate Communications	Treasurer / Vice President
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com